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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                 Teltrust, Inc.
                                 --------------
             (Exact name of registrant as specified in its charter)


                Delaware                                 06-1513427
                --------                                 ----------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

6322 South 3000 East, Salt Lake City, Utah                  84121
------------------------------------------              --------------
(Address of principal executive offices)                  (Zip Code)

If this Form relates to the           If this Form relates to the registration
registration of a class of            of a class of debt securities and is to
debt securities and is                become effective simultaneously with
effective upon filing                 the effectiveness of a concurrent
pursuant to General                   registration statement under the
Instruction A(c)(1) please            Securities Act of 1933 pursuant to
check the following box. [ ]          General Instruction A(c)(2) please check
                                      the following box. [ ]


Securities to be registered pursuant to Section 12(b) of the Act:

                                               Name of each exchange on
Title of Class to be so registered      which each class is to be registered
----------------------------------      ------------------------------------
         Not Applicable                             Not Applicable


Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $.01 par value
                          ----------------------------
                                (Title of Class)
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered
         -------------------------------------------------------

     A description of the Common Stock of the Registrant is set forth in the information provided under "Description of Capital Stock" in the Prospectus forming part of the Form S-1 Registration Statement, filed under the Securities Act of 1933 with the Securities and Exchange Commission on April 29, 1998, No. 333-51299 (the "Registration Statement"), as amended, which information is incorporated herein by reference.


Item 2.  Exhibit
         -------

      (1) Specimen certificate for shares of Common Stock of Registrant (to be filed by amendment).
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                                   SIGNATURE
                                   ---------


      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              TELTRUST, INC.



                              By: /s/ Marc B. Cohen
                                 ---------------------------------------
                                  Marc B. Cohen
                                  President and Chief Executive Officer



May 8, 1998
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                                 EXHIBIT INDEX

(1) Specimen certificate for shares of Common Stock of Registrant (to be filed by amendment).